UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on Form 8-K Current Report dated December 8, 2025, Edgemode, Inc. (the “Company”) has recently discovered that Synthesis Analytics Production Ltd. and Adler Capital Limited breached material representations and warranties under that certain Share Exchange Agreement by and among the Company, Synthesis Analytics Production Ltd. and Adler Capital Limited dated April 7, 2025 (the “SEA”) and an Employment Agreement between the Company and Mr. Niclas Adler (the “Employment Agreement”).

Pursuant to a letter dated December 8, 2025, the Company is seeking rescission of the SEA and to rescind the shares of Company common stock issued to Adler Capital Limited pursuant to the SEA and has terminated an option to purchase common stock issued to Mr. Adler under the Employment Agreement. Among other material breaches, without limitation, the Company has discovered that the real property and material assets of Synthesis Analytics Production Ltd. were encumbered at the time of the closing of the SEA and remain encumbered and subject to liens. Following the Company’s demands to Adler Capital Limited and Adler, the Company, together with its officers, have been notified that they are defendants in a lawsuit filed on December 19, 2025 in the Clark County District Court of Nevada by Adler Capital Limited and Adler. The complaint alleges breaches of fiduciary duty, wrongful termination and breach of contract in connection with the Employment Agreement and the related equity awards. The relief sought against the Company includes enforcement of the SEA, Employment Agreement and option agreement, compensatory damages, punitive damages, accounting, prejudgment and post judgement interest, reasonable attorney fees, cost of suit, a judicial declaration of the parties’ respective rights and obligations.

At this time, the Company is unable to predict the outcome of the litigation or estimate the ultimate financial exposure, if any, that may result from the proceedings. An adverse judgement or settlement could have a material adverse effect on the Company. The Company believes the claims are without merit and intends to vigorously defend against the lawsuit. The Company also intends to file claims against Adler Capital Limited and Adler to enforce the rescission and termination of the related agreements and seek damages against Adler Capital Limited, Adler and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: December 31, 2025	By:	/s/ Charlie Faulkner
	Name:	Charlie Faulkner
	Title:	Chief Executive Officer

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